UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2015

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A is filed solely to correct a processing error contained in the registrant's Form 8-K filed on November 9, 2015, which was inadvertently filed as a confirming copy.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On November 2, 2015, PPL Corporation ("PPL") issued a press release announcing that on November 8 through 11, 2015, members of PPL's senior management will meet with investors and financial analysts at the 50th Edison Electric Institute Financial Conference in Hollywood, Florida, and on Tuesday, November 10, 2015, William H. Spence, PPL's chairman, president and chief executive officer, will make a presentation discussing PPL's strategy for growth and general business outlook. During the conference, PPL expects to reiterate its 2015 forecast of Reported Earnings of $0.80 to $0.90 per share, reflecting special items recorded through the third quarter of 2015, and 2015 forecast of Ongoing Earnings $2.15 to $2.25 per share.

The slides to be used with Mr. Spence's presentation will be available in a simultaneous Webcast on November 10, 2015 and will also be available for 30 days on PPL's Internet Web site: http://pplweb.investorroom.com/events. The slides to be used during discussions with investors and financial analysts will also be made available on the website.

A copy of the press release announcing this presentation and Webcast is furnished as Exhibit 99.1.

A copy of the slides to be used for the discussions with investors and financial analysts is furnished as Exhibit 99.2.

A copy of the slides to be used with Mr. Spence's presentation is furnished as Exhibit 99.3.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	November 2, 2015 press release announcing PPL's participation at the 50th Edison Electric Institute Financial Conference in Hollywood, Florida.

	99.2 -	Slides to be used in discussions with investors and financial analysts.

	99.3 -	Slides to be used during Mr. Spence's presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller

Dated:  November 10, 2015